Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Second Amendment”), dated as of September 14, 2007, is among RADIO ONE, INC., a Delaware corporation (the “Borrower”), the several Lenders (as such term is defined in the hereinafter described Credit Agreement) parties to this Second Amendment, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
R E C I T A L S:
     A. The Borrower, the Administrative Agent, Bank of America, N.A., as Syndication Agent, and Credit Suisse, Merrill Lynch, Pierce Fenner & Smith Incorporated, and SunTrust Bank, as Co-Documentation Agents, and the several Lenders parties thereto entered into that certain Credit Agreement dated as of June 13, 2005 (as amended pursuant to that First Amendment to Credit Agreement, dated as of April 26, 2006, and as the same may be further amended, restated or modified from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     B. The Borrower has advised the Administrative Agent that it desires to amend the Credit Agreement.
     C. The Required Lenders parties to this Second Amendment are willing to agree to the amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.
     NOW, THEREFORE, in consideration of the premises and the covenants, terms and conditions, and in reliance upon the representations and warranties, in each case contained herein, the parties hereto agree hereby as follows:
ARTICLE I
Amendments
     Section 1.01 Amendment to Article I of the Credit Agreement — Definitions. Article I of the Credit Agreement, Definitions, is hereby amended as follows:
     (a) Amendment to Definition of “Applicable Rate”. The definition of “Applicable Rate” in Article I of the Credit Agreement is hereby amended by deleting the pricing grid set forth therein and substituting the following pricing grid in its stead:
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	ABR	LIBOR	Commitment
Total Leverage Ratio:	Spread	Spread	Fee Rate
Greater than or equal to 7.00 to 1.00	1.250%	2.250%	0.375%
Greater than or equal to 6.50 to 1.00 but less than 7.00 to 1.00	1.000%	2.000%	0.375%
Greater than or equal to 6.00 to 1.00 but less than 6.50 to 1.00	0.500%	1.500%	0.375%
Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	0.250%	1.250%	0.375%
Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	0.000%	1.000%	0.300%
Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00	0.000%	0.750%	0.300%
Less than 4.50 to 1.00	0.000%	0.625%	0.250%
     (b) Addition of Definition of “Internet Operations Subsidiary”. The definition of “Internet Operations Subsidiary” is hereby added in its entirety to Article I of the Credit Agreement in alphabetical order as follows:
     “Internet Operations Subsidiary” means a direct or indirect Subsidiary of the Borrower that (i) is an Unrestricted Subsidiary, (ii) conducts and operates its business primarily as an internet-related business (together with such business and activities as may be directly related thereto) and (iii) is either a Wholly Owned Subsidiary or a majority-owned Subsidiary as permitted in accordance with the terms of this Agreement.
     (c) Addition of Definition of “Second Amendment Effective Date”. The definition of “Second Amendment Effective Date” is hereby added in its entirety to Article I of the Credit Agreement in alphabetical order as follows:
     “Second Amendment Effective Date” means September 14, 2007.
     (d) Amendment to Definition of “Unrestricted Subsidiary”. The definition of “Unrestricted Subsidiary” in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:
     “Unrestricted Subsidiary” means (a) Reach Media, Radio One Cable Holdings, Inc., Home Plate Suites, LLC and the Internet Operations Subsidiary so long as the conditions contained in clauses (b)(i) through and including (b)(iv) below are satisfied at all times as to such Person respectively and (b) any Subsidiary of the Borrower that is formed or acquired after the Effective Date, which is funded through Investments as permitted by Section 6.08(d) (as designated by the Board of Directors of the Borrower, as provided below) and any direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that at the time of the Investment by the Borrower in such Unrestricted Subsidiary and at all times thereafter (i) neither the Borrower nor any of the Restricted Subsidiaries provides credit support for any Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 2

Indebtedness) other than Investments permitted by Section 6.08, (ii) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (iii) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Borrower or any Restricted Subsidiary of the Borrower except for transactions with Affiliates permitted by the terms of this Agreement unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower and (iv) such Unrestricted Subsidiary does not own any Equity Interest in or Indebtedness of any Subsidiary of the Borrower that has not theretofore been and is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a board resolution giving effect to such designation and a certificate executed by the President, a Vice President or a Financial Officer of the Borrower certifying that such designation complies with the foregoing conditions.
     Section 1.02 Amendment to Section 2.06(a) of the Credit Agreement. Section 2.06(a) of the Credit Agreement is hereby amended to delete the number “$500,000,000” in the proviso thereof and substitute the number “$300,000,000” in its stead.
     Section 1.03 Amendment to Section 2.11(d) of the Credit Agreement. Section 2.11(d) of the Credit Agreement is hereby amended to add a sentence to the end of such Section, such sentence to read in its entirety as follows:
Notwithstanding the foregoing or anything else in this Agreement or the other Loan Documents to the contrary, within ten Business Days after receipt by the Borrower or any Restricted Subsidiary of the Net Cash Proceeds from the Disposition of their Stations located in Louisville and Dayton, the Borrower shall repay the Term Loan in an amount not less than $100,000,000, such repayment to be applied pro-rata across all remaining unpaid Term Loan installments as required by Section 2.11(g).
     Section 1.04 Amendment to Section 3.02 of the Credit Agreement. Section 3.02 of the Credit Agreement is hereby amended to read in its entirety as follows:
     Section 3.02 Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law. The Loan
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 3

Documents have been duly executed and delivered by the Loan Parties that are party to each such Loan Document, and each constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.
     Section 1.05 Amendment to Section 3.17 of the Credit Agreement. Section 3.17 of the Credit Agreement is hereby amended to read in its entirety as follows:
     Section 3.17 Use of Proceeds. The proceeds of the Loans shall be used only (a) to refinance the Existing Senior Facilities, (b) for working capital, Capital Expenditures made in the ordinary course of business and other lawful corporate purposes (including any Restricted Payment made as permitted hereunder), (c) for direct or indirect Investments permitted hereunder (including any direct or indirect committed Investments in TV One) and acquisitions permitted hereunder (d) to pay fees and expenses related to the Transactions, and (e) to redeem, invest in, purchase or otherwise buy the 2001 Senior Subordinated Notes in accordance with the terms of Section 6.06, provided that, notwithstanding the foregoing or anything else in this Agreement and the other Loan Documents to the contrary, not more than $150,000,000 of the proceeds of the Loans will be used for the purposes set forth in this subsection (e). Letters of Credit will be issued only to support lawful corporate purposes. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Sections 6.03 and 6.05 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of clauses (f) and (o) of Article VII will be margin stock.
     Section 1.06 Amendment to Opening Paragraph of Section 4.02 of the Credit Agreement. The opening three-line paragraph of Section 4.02 of the Credit Agreement is hereby amended to read in its entirety as follows:
     Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing that increases the outstanding amount of Loans hereunder, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit that increases the outstanding LC Exposure, is subject to the satisfaction of the following conditions:
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 4

     Section 1.07 Amendment to Section 4.02 of the Credit Agreement. Section 4.02 of the Credit Agreement is hereby amended to add a new subsection (d) to be inserted after subsection (c) in Section 4.02 but before the final sentence of Section 4.02, to read in its entirety as follows:
     (d) The Borrower is in compliance, and will be in compliance after giving effect to such Borrowing, or such issuance, amendment, renewal and extension of any Letter of Credit, with the 2001 Senior Subordinated Debt Documents (including, without limitation, the 2001 Senior Subordinated Notes Indenture) and the 2005 Senior Subordinated Debt Documents (including, without limitation, the 2005 Senior Subordinated Notes Indenture), and all documentation executed in connection with any junior or subordinate financing incurred in accordance with the terms of Section 6.05, including, without limitation, the provisions of the indentures related thereto.
     Section 1.08 Amendment to Section 5.08 of the Credit Agreement. Section 5.08 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only (a) to refinance the Existing Senior Facilities, (b) for working capital, capital expenditures made in the ordinary course of business and other lawful corporate purposes (including any Restricted Payment made as permitted hereunder), (c) for direct or indirect Investments permitted hereunder (including any direct or indirect committed Investments in TV One) and Acquisitions permitted hereunder, (d) to pay fees and expenses related to the Transactions and (e) to redeem, invest in, purchase or otherwise buy the 2001 Senior Subordinated Notes in accordance with the terms of Section 6.06, provided that, notwithstanding the foregoing or anything else in this Agreement and the other Loan Documents to the contrary, not more than $150,000,000 of the proceeds of the Loans will be used for the purposes set forth in this subsection (e). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support lawful corporate purposes.
     Section 1.09 Amendment to Section 6.01(a) of the Credit Agreement. Section 6.01(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     Section 1.10 (a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio at any time during any period set forth below to be less than the ratio set forth opposite such period:

Period	Ratio
From the Second Amendment Effective Date through and including June 30, 2008	1.60 to 1.00
From July 1, 2008 through and including December 31, 2009	1.75 to 1.00
From January 1, 2010 through and including December 31, 2010	2.00 to 1.00
From January 1, 2011 and thereafter	2.25 to 1.00
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 5

     Section 1.11 Amendment to Section 6.01(b) of the Credit Agreement. Section 6.01(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     (b) Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any time during any period set forth below to be more than the ratio set forth opposite such period:

Period	Ratio
From the Second Amendment Effective Date through and including March 31, 2008	7.75 to 1.00
From April 1, 2008 through and including September 30, 2008	7.50 to 1.00
From October 1, 2008 through and including June 30, 2010	7.25 to 1.00
From July 1, 2010 through and including September 30, 2011	6.50 to 1.00
From October 1, 2011 and thereafter	6.00 to 1.00
     Section 1.12 Amendment to Section 6.05 of the Credit Agreement. Section 6.05 of the Credit Agreement is hereby amended and restated to delete the word “and” from the end of subsection (d) thereof, delete the “.” from the end of subsection (e) thereof and substitute “; and” in its stead and to add a new subsection (f) after subsection (e) of Section 6.05 but prior to the final paragraph of Section 6.05 to read in its entirety as follows:
     (f) so long as (i) no Default shall have occurred and be continuing or would result therefrom, (ii) all such Equity Interests in the Internet Operations Subsidiary that are owned by the Borrower or any Restricted Subsidiary are subject to a first lien security interest in accordance with the provisions of Section 5.09(a), and (iii) the Borrower is otherwise in compliance with the limitations set forth in Section 6.08 hereof, Dispositions of (A) Equity Interests of the Internet Operations Subsidiary, provided that in no event shall the Borrower own, directly or indirectly, less than 51% of (I) the total Equity Interests of the Internet Operations Subsidiary and (II) voting control of the Internet Operations Subsidiary, and (B) assets, business or other property owned by the Borrower or any Restricted Subsidiary and permitted to be invested pursuant to Section 6.08(g).
     Section 1.13 Amendment to Section 6.06 of the Credit Agreement. Section 6.06 of the Credit Agreement is hereby amended to add two sentences to the end of such Section, such two sentences to read in their entirety as follows:
     The Internet Operations Subsidiary may not declare and pay dividends to its equity holders unless the Borrower (or a Restricted Subsidiary) receives at least its pro rata share of such dividend (based on equity ownership). The Borrower may not redeem, repurchase, purchase, establish a sinking fund with
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 6

respect to, make any payments into a sinking fund or otherwise buy the principal amount of any of the 2001 Senior Subordinated Notes, the 2005 Senior Subordinated Notes or other Material Indebtedness that is subordinated and junior to any part of the Obligations, provided that, (1) so long as there exists no Default both immediately before and after giving effect to any such purchase, repurchase, redemption or sinking fund payment, the Borrower may enter into any refinancing permitted by Section 6.02, and (2) so long as (A) there exists no Default both immediately before and after giving effect to any such purchase, repurchase, redemption or sinking fund payment, and (B) no more than $150,000,000 of the proceeds of the Loans are used for such purpose, the Borrower may purchase, repurchase, redeem or buy the 2001 Senior Subordinated Notes (or make a sinking fund payment for such purpose).
     Section 1.14 Amendment to Section 6.08 of the Credit Agreement. Section 6.08 of the Credit Agreement is hereby amended and restated to delete the word “and” from the end of subsection (e) thereof, delete the “.” from the end of subsection (f) thereof and substitute “; and” in its stead and to add a new subsection (g) after subsection (f) of Section 6.08 to read in its entirety as follows:
     (g) Investments of cash and/or assets in the Internet Operations Subsidiary, so long as (i) there exists no Default both immediately before and after giving effect to each such Investment, (ii) the Borrower, directly or indirectly, holds not less than 51% of (A) the total equity interests and (B) voting control of the Internet Operations Subsidiary, (iii) all such cash Investments in the Internet Operations Subsidiary by the Borrower and its Restricted Subsidiaries in the aggregate do not exceed $30,000,000 over the term of this Agreement, and (iv) investments of assets (other than cash) are limited to those editorial and business related assets associated with Giant Magazine.
     Section 1.15 Amendment to Section 6.09 of the Credit Agreement. Section 6.09 of the Credit Agreement is hereby amended and restated to delete the word “or” from the end of subsection (b)(vi) thereof, delete the “.” from the end of subsection (b)(vii) thereof and substitute “; or” in its stead and to add a new subsection (b)(viii) after subsection (b)(vii) of Section 6.09 to read in its entirety as follows:
     (viii) transactions with the Internet Operations Subsidiary that comply with Section 6.08 and do not violate any of the other provisions of this Agreement.
     Section 1.16 Schedule 3.16 to the Credit Agreement. Schedule 3.16 to the Credit Agreement is hereby deleted in its entirety and the attached Schedule 3.16 is hereby substituted in its stead.
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 7

ARTICLE II
Waiver
     Section 2.01 Waiver of Defaults. Subject to the satisfaction of the conditions of effectiveness set forth in Article III of this Second Amendment and the other terms hereof, the Required Lenders hereby waive any and each Event of Default under Section 7.01(d) of the Credit Agreement arising solely out of the Borrower’s failure to comply with any of Sections 6.01(a) and 6.01(b) of the Credit Agreement during the fiscal quarters ending March 31, 2007 and June 30, 2007 (the “Waived Defaults”).
ARTICLE III
Conditions Precedent
     Section 3.01 Conditions Precedent. The parties hereto agree that this Second Amendment and the amendment to the Credit Agreement contained herein shall not be effective until the satisfaction of each of the following conditions precedent:
     (a) Execution and Delivery of this Second Amendment. The Administrative Agent shall have received a copy of this Second Amendment executed and delivered by each of the applicable Loan Parties and by all the Required Lenders and each of the conditions set forth in clauses (b) through (e) below shall have been satisfied.
     (b) Resolutions. The Administrative Agent shall have received a copy of resolutions from the Borrower and each Guarantor which authorize the execution, delivery, and performance by the Borrower and the Guarantors of this Second Amendment and the other Loan Documents to be executed in connection therewith and herewith to which the Borrower or such Guarantor is a party in form and substance acceptable to the Administrative Agent and its counsel.
     (c) Incumbency Certificates. The Administrative Agent shall have received a copy of certificates of incumbency certified by the Borrower, and each Guarantor certifying the names of each Financial Officer of the Borrower and each Guarantor authorized to sign this Second Amendment and each of the other Loan Documents to which the Borrower and each Guarantor is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such Financial Officers, in form and substance acceptable to the Administrative Agent and its counsel.
     (d) Attorney Opinion. The Administrative Agent shall have received a favorable written opinion of counsel to the Borrower (addressed to the Administrative Agent and the Lenders and dated as of the Second Amendment and Waiver Effective Date (defined below)), in the form agreed to by the parties hereto, and covering such matters relating to the Borrower, this Second Amendment, the enforceability of the Credit Agreement as amended by this Second Amendment and the Loan Documents, the 2001 Subordinated Notes Indenture, the 2005 Subordinated Notes Indenture and the other transactions contemplated hereby as the Administrative Agent and its counsel shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 8

     (e) Representations and Warranties. Each of the representations and warranties made in this Second Amendment shall be true and correct on and as of the Second Amendment and Waiver Effective Date as if made on and as of such date, both before and after giving effect to this Second Amendment.
     (f) Amendment Fee. The Borrower shall have paid to the Administrative Agent for the account of each Lender timely executing this Second Amendment (including the Administrative Agent in its capacity as a Lender), a nonrefundable amendment fee equal to a percentage, which percentage will be agreed to by and among the Borrower, the Administrative Agent and the applicable Lenders of the sum of each such Lender’s (i) Revolving Commitment plus (ii) outstanding Term Loan.
     (g) Fees and Expenses. The Borrower shall have paid the invoiced fees, costs and out-of-pocket expenses incurred by counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Second Amendment and all transactions contemplated hereby and thereby.
     (h) Other Documents and Instruments. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
ARTICLE IV
Representations and Warranties
     Section 4.01 Representations and Warranties. To induce the Administrative Agent and the several Lenders parties hereto to enter into this Second Amendment and to grant the amendments contained herein, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) Authorization; No Contravention. The execution, delivery and performance by the applicable Loan Parties of this Second Amendment have been duly authorized by all necessary partnership, corporate or limited liability company action, as applicable, and do not and will not (i) contravene the terms of any Charter Documents of any Loan Party, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Obligation to which any Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which any Loan Party is a party or its property is subject, or (iii) violate any requirement of law.
     (b) Governmental Authorization; Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with or approvals required under state blue sky securities laws or by any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement of this Second Amendment. No consent of any Person is required in connection with the execution by the Borrower of this Second Amendment and/or the performance by the Borrower of its rights and obligations under the Credit Agreement as amended by this Second Amendment.
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 9

     (c) No Default. After giving effect to this Second Amendment and the Waived Defaults, no Default or Event of Default exists under any of the Loan Documents. No Loan Party is in default under or with respect to (i) its charter documents or (ii) any Material Indebtedness of such Person. The execution, delivery and performance of this Second Amendment shall not result in any default under any Material Indebtedness of any Loan Party in any respect. The Borrower is in full compliance with all terms and provisions of the 2001 Senior Subordinated Debt Documents and the 2005 Senior Subordinated Debt Documents, and no default or breach thereunder will exist after giving effect to this Second Amendment or the performance by the Borrower of its rights and obligations under the Credit Agreement as amended by this Second Amendment.
     (d) Binding Effect. This Second Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Loan Parties that are parties thereto, enforceable against such Loan Parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.
     (e) Representations and Warranties. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Second Amendment and Waiver Effective Date, after giving effect to the amendments contemplated in this Second Amendment, as if such representations and warranties were being made on and as of the Second Amendment and Waiver Effective Date, in each case except to the extent any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.
ARTICLE V
Miscellaneous
     Section 5.01 Ratification of Loan Documents. Except for the specific amendments expressly set forth in this Second Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Second Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.
     Section 5.02 Fees and Expenses. The Borrower agrees to pay promptly following demand therefor all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Second Amendment, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.
     Section 5.03 Headings. Article, section and subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.
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     Section 5.04 Applicable Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
     Section 5.05 Counterparts and Second Amendment and Waiver Effective Date. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Second Amendment shall become effective when the Administrative Agent has received counterparts of this Second Amendment executed by the Borrower and the Required Lenders and each of the conditions precedent set forth in Article III above has been satisfied (the “Second Amendment and Waiver Effective Date”).
     Section 5.06 Affirmation of Guarantees. Notwithstanding that such consent is not required thereunder, each of the Guarantors hereby consent to the execution and delivery of this Second Amendment and reaffirm their respective obligations under the Guarantee and Collateral Agreement.
     Section 5.07 Confirmation of Loan Documents and Liens. As a material inducement to the Lenders to agree to amend the Credit Agreement as set forth herein, the Borrower and Guarantors hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, including, without limitation the Guarantee and Collateral Agreement and the Liens granted under the Guarantee and Collateral Agreement, (ii) agree that, except as otherwise expressly provided in this Second Amendment, the execution, delivery and performance of this Second Amendment shall not in any way release, diminish, impair, reduce or otherwise adversely affect such Loan Documents and Liens and (iii) acknowledge and agree that the Liens granted under the Guarantee and Collateral Agreement secure (A) the payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and (B) the performance and observance by the Borrower and the other Loan Parties of the covenants, agreements and conditions to be performed and observed by each under the Credit Agreement, as amended hereby.
     Section 5.08 References to the Credit Agreement. Upon and during the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.
     Section 5.09 Final Agreement. THIS SECOND AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
SECOND AMENDMENT TO CREDIT AGREEMENT - PAGE 11

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Second Amendment and Waiver Effective Date.

BORROWER: RADIO ONE, INC.
By:	/s/ Scott R. Royster
Scott R. Royster
Executive Vice President and Chief Financial Officer

OTHER GUARANTORS (for purposes of Article V hereof): RADIO ONE OF INDIANA, L.P.
By:	Radio One, Inc., its general partner

By:	/s/ Scott R. Royster
Scott R. Royster
Executive Vice President and Chief Financial Officer

SYNDICATION ONE, INC.
By:	/s/ Scott R. Royster
Scott R. Royster
Executive Vice President and Chief Financial Officer

MAGAZINE ONE, INC.
By:	/s/ Scott R. Royster
Scott R. Royster
Executive Vice President and Chief Financial Officer

RADIO ONE, INC. RADIO ONE LICENSES, LLC

BELL BROADCASTING COMPANY
RADIO ONE OF DETROIT, LLC
RADIO ONE OF ATLANTA, LLC
ROA LICENSES, LLC
RADIO ONE OF CHARLOTTE, LLC
CHARLOTTE BROADCASTING, LLC
RADIO ONE OF NORTH CAROLINA, LLC
RADIO ONE OF AUGUSTA, LLC
RADIO ONE OF BOSTON, INC.
RADIO ONE OF BOSTON LICENSES, LLC
RADIO ONE OF INDIANA, LLC
RADIO ONE OF TEXAS II, LLC
BLUE CHIP BROADCASTING, LTD.
BLUE CHIP BROADCASTING LICENSES, LTD.
SATELLITE ONE, L.L.C.
HAWES-SAUNDERS BROADCAST
      PROPERTIES, INC.
RADIO ONE OF DAYTON LICENSES, LLC
NEW MABLETON BROADCASTING
      CORPORATION
RADIO ONE MEDIA HOLDINGS, LLC

By:	/s/ Scott R. Royster
Scott R. Royster
Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT, SYNDICATION AGENT, CO-DOCUMENTATION AGENTS, ISSUING BANK AND LENDERS: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and as a Lender
By:	/s/ Russ Lyons
	Name:	Russ Lyons
	Title:	Director